                                 EXHIBIT 99(b)
                   WFC HOLDINGS CORPORATION AND SUBSIDIARIES
              COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED DIVIDENDS


---------------------------------------------------------------------------------------------------------
                                                                           Quarter            Nine months
                                                                    ended Sept. 30,        ended Sept. 30,
                                                                  ----------------       ----------------
(in millions)                                                       1998      1997         1998      1997
---------------------------------------------------------------------------------------------------------
EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
  Income before income tax expense                                $  636    $  543       $1,836    $1,613
  Fixed charges                                                      551       610        1,697     1,805
                                                                  ------    ------       ------    ------
                                                                  $1,187    $1,153       $3,533    $3,418
                                                                  ------    ------       ------    ------
                                                                  ------    ------       ------    ------

Preferred dividend requirement                                    $    4    $    5       $   13    $   21

Ratio of income before income tax expense to net income             1.83      1.87         1.84      1.88
                                                                  ------    ------       ------    ------

Preferred dividends (2)                                           $    7    $    9       $   24    $   40
                                                                  ------    ------       ------    ------

Fixed charges (1):
  Interest expense                                                   520       579        1,602     1,710
  Estimated interest component of net rental expense                  31        31           95        95
                                                                  ------    ------       ------    ------
                                                                     551       610        1,697     1,805
                                                                  ------    ------       ------    ------
  Fixed charges and preferred dividends                           $  558    $  619       $1,721    $1,845
                                                                  ------    ------       ------    ------
                                                                  ------    ------       ------    ------

Ratio of earnings to fixed charges and preferred dividends (3)      2.13      1.86         2.05      1.85
                                                                  ------    ------       ------    ------
                                                                  ------    ------       ------    ------

EARNINGS, EXCLUDING INTEREST ON DEPOSITS:

  Income before income tax expense                                $  636    $  543       $1,836    $1,613
  Fixed charges                                                      144       180          478       525
                                                                  ------    ------       ------    ------
                                                                  $  780    $  723       $2,314    $2,138
                                                                  ------    ------       ------    ------
                                                                  ------    ------       ------    ------

Preferred dividends (2)                                           $    7    $    9       $   24    $   40
                                                                  ------    ------       ------    ------

Fixed charges:
  Interest expense                                                   520       579        1,602     1,710
  Estimated interest component of net rental expense                  31        31           95        95
  Less interest on deposits                                          407       430        1,219     1,280
                                                                  ------    ------       ------    ------
                                                                     144       180          478       525
                                                                  ------    ------       ------    ------

  Fixed charges and preferred dividends                           $  151    $  189       $  502    $  565
                                                                  ------    ------       ------    ------
                                                                  ------    ------       ------    ------

Ratio of earnings to fixed charges and preferred dividends (3)      5.17      3.83         4.61      3.78
                                                                  ------    ------       ------    ------
                                                                  ------    ------       ------    ------
---------------------------------------------------------------------------------------------------------

(1) As defined in Item 503(d) of Regulation S-K.

(2) The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.

(3) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.